UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 25, 2018 (October 19, 2018)

GUIDED THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22179	58-2029543
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5835 Peachtree Corners East, Suite B

Norcross, Georgia 30092

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (770) 242-8723

______________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company o

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  □

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Item 5.07	Submission of Matters to a Vote of Security Holders

On October 19, 2018, Guided Therapeutics, Inc., a Delaware corporation (the “Company”) held its 2018 Annual Meeting of Stockholders (the “Annual Meeting”). As described in the Company’s Definitive Proxy Statement on Schedule 14A, as amended, originally filed with the Securities and Exchange Commission on October 11, 2018, at the Annual Meeting, stockholders of the Company were asked to vote on the following proposals: (1) the election of the director-nominees (the “Directors”) of the Company’s board of directors (the “Board”), with the five Directors receiving the highest number of affirmative votes cast by holders of shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) and holders of the Company’s Series C2 Preferred Stock, par value $0.001 per share (the “Preferred Stock”), voting as a single class; (2) the ratification of the appointment of UHY LLP as the Company’s independent registered public accounting firm by a majority of the votes cast by the holders of Common Stock and of Preferred Stock, voting as a single class; (3) an amendment to the Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”), to enable a potential reverse split of the issued and outstanding shares of Common Stock at a ratio of between 1-for-25 and 1-for-800, with such ratio to be determined at the sole discretion of the Board and with such reverse split to be effected at such time and date on or before March 31, 2019, if at all, as determined by the Board in its sole discretion (the “Reverse Split Amendment”) by a majority of the issued and outstanding Common Stock and Preferred Stock voting as a single class; (4) the adoption of an amendment to the Certificate of Incorporation, to, among other things, increase the Company’s authorized Common Stock from 1,000,000,000 shares to 3,000,000,000 shares (the “Authorized Shares Amendment”); and (5) the adoption of the Company’s 2018 Stock Option Plan and the material terms thereunder (the “Plan”) by a majority of the votes cast by the holders of Common Stock and of Preferred Stock, voting as a single class.

The number of shares of capital stock entitled to vote at the Annual Meeting as of September 4, 2018 (the “Record Date”) was 320,718,364, which represents 1,564,237,875 votes outstanding (the “Votes Outstanding”), consisting of 320,715,101 votes of the Common Stock and 1,243,522,774 shares of the Preferred Stock on an as converted basis and discounting any partial shares, with each share of the Preferred Stock entitled to 381,098 votes. The number of votes present or represented by valid proxy at the Annual Meeting was 1,269,338,308, which includes 25,815,534 votes of the Common Stock and 1,243,522,774 votes of the Preferred Stock on an as converted basis (the “Preferred Votes”) and which in the aggregate represent approximately 81.15% of Votes Outstanding of the Company (together, the "Voting Stock"). As such, a quorum was established at the Annual Meeting. Proxies for the Annual Meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended, and there was no solicitation in opposition to management’s nominees for directors. All matters submitted to a vote of the Company's stockholders at the Annual Meeting were approved, The term of office of each director will be until the 2019 Annual Meeting of Stockholders or until their successors are elected and qualified or until their earlier resignation or removal. The following is a tabulation of the voting on the proposals presented at the Annual Meeting, all results of voting are presented on an as converted basis:

1)	The final results of the election of the Directors are as follows:

Name	Voting Stock For	Voting Stock Withheld
Gene S. Cartwright	1,259,081,209	10,257,099
Michael C. James	1,259,161,270	10,257,099
John E. Imhoff	1,259,273,961	10,064,341
Richard P. Blumberg	1,259,274,567	10,063,741
Mark L. Faupel	1,259,239,267	10,063,741

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2)	The ratification of the appointment of UHY LLP by the Board as the Company’s independent registered public accounting firm for the year ending December 31, 2018, was approved with the following voting results:

Voted For	Voting Stock Abstain	Voting Stock Against
1,263,616,328	819,669	4,902,311

3)	The Reverse Split Amendment was approved with the following voting results:

Voted For	Voting Stock Abstain	Voting Stock Against
1,249,386,434	146,792	19,805,082

4)	The Authorized Shares Amendment was approved with the following voting results:

Voted For	Voting Stock Abstain	Voting Stock Against
1,251,811,145	270,103	17,257,060

5)	The Plan was approved with the following voting results:

Voted For	Voting Stock Abstain	Voting Stock Against
1,251,685,305	713,245	16,939,758

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GUIDED THERAPEUTICS, INC.

Date: October 25, 2018	By: /s/ Gene S. Cartwright, Ph.D.
Name: Gene S. Cartwright, Ph.D.
Title: President, Chief Executive Officer and Director

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